UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2024

FTC Solar, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40350	81-4816270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9020 N Capital of Texas Hwy, Suite I-260
Austin, Texas		78759
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 737 787-7906

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTCI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2024, FTC Solar, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Yann Brandt as the Company’s President, Chief Executive Officer and a member of the Board, all effective as of August 19, 2024 (the “Effective Date”).

Mr. Brandt, age 41, served as Chief Commercial Officer of FlexGen Power Systems Inc. since November 2022, and he served as Chief Financial Officer from February 2021 until November 2022. He previously served as Chief Executive Officer of QuickMount PV from June 2018 until June 2020. Prior to QuickMount PV, Mr. Brandt was with Conergy, a leading downstream solar company, where he served as President of the Americas, as well as Global Head of Marketing and Public Relations. Mr. Brandt is a current board member for the Solar Energy Industries Association. Mr. Brandt earned a Bachelor of Science degree in mechanical engineering from The Johns Hopkins University.

In connection with Mr. Brandt’s appointment to the role of President and Chief Executive Officer, the Company and Mr. Brandt entered into an employment agreement dated July 17, 2024 (the “Employment Agreement”). The Employment Agreement provides for the following.

•
Mr. Brandt will receive an annual base salary of $650,000, and his annual target incentive award will be 100% of his base salary.
•
Mr. Brandt will receive a sign-on cash payment of $825,000 payable following the Effective Date (the “Upfront Sign-On Bonus Payment”). Additionally, Mr. Brandt will receive a one-time cash payment of $275,000 on each of October 1, 2024, October 1, 2025, and October 1, 2026, so long as he is an active employee as of each such date (each, an “Incremental Sign-On Bonus Payment”). The Upfront Sign-On Bonus Payment is subject to certain repayment provisions in the event that Mr. Brandt’s employment is terminated by the Company for cause (as defined in the Employment Agreement) or Mr. Brandt resigns his employment other than for good reason (as defined in the Employment Agreement) prior to the first anniversary or the second anniversary of the Effective Date.
•
As an inducement to commence employment with the Company, the Company will grant Mr. Brandt the following equity awards as soon as practicable following the Effective Date. Each of these restricted stock unit (“RSU”) awards will be awarded outside of the Company’s 2021 Stock Plan, as amended.
o
Mr. Brandt will be granted 4,000,000 RSUs, of which 25% will be vested on the grant date and the remainder will vest in equal monthly installments over 36 months following the grant date (the “Time-Based RSUs”).
o
Mr. Brandt will be granted 2,500,000 RSUs (the “Share Target RSUs”) that will vest over a four-year period, subject to attainment of the following common stock share value hurdles: (i) 30% of the Share Target RSUs are allocated to the achievement of a $5 Price Hurdle (as defined in the Employment Agreement); (ii) 30% of the Share Target RSUs are allocated to the achievement of an $8 Price Hurdle; and (iii) 40% of the Share Target RSUs are allocated to the achievement of a $10 Price Hurdle. The Share Target RSUs will vest in accordance with the vesting calculation rules set forth in the Employment Agreement on the next subsequent anniversary of the grant date during the four-year performance period during which a Price Hurdle is achieved.
•
Mr. Brandt will not be entitled to any other equity incentive compensation awards during 2024, 2025 and 2026, except as the Board or the Compensation Committee of the Board (the “Compensation Committee”) otherwise determine. Starting in 2027, subject to the Company’s achievement of certain common stock trading price thresholds as provided for in the Employment Agreement, Mr. Brandt will be eligible to participate in the Company’s long-term incentive compensation programs adopted by the Compensation Committee from time to time in its discretion. Mr. Brandt’s total target annual long-term incentive compensation opportunity shall be at least $3,000,000, which shall be awarded in a mix of performance stock units (60%) and RSUs (40%).
•
Mr. Brandt will be eligible to participate in all benefit plans that the Company makes available to its executives generally.
•
If Mr. Brandt is terminated by the Company without cause or if he resigns for good reason, other than on or following a change in control (as defined in the Employment Agreement), Mr. Brandt will be entitled to receive the following, provided he is in compliance with applicable restrictive covenants under the Employment Agreement and he signs a release which becomes effective: (i) cash severance equal to 1.5 times his base salary; (ii) his Time-Based RSUs will vest in full; (iii) any unpaid annual cash bonus for the immediately preceding fiscal year and a pro rata annual cash bonus for the year in which the termination occurs for days worked through the termination date, based on actual Company financial performance, in each case payable at the same time as annual cash bonuses are paid to senior officers of the Company; (iv) a prorated portion of the Incremental Sign-On Bonus Payment payable following the termination date; and (v) COBRA benefits and a lump sum payment equal to the cost of COBRA benefits for Mr. Brandt, his spouse and his eligible dependents for a period of 18 months following his termination.
•
If, on or within 12 months following a change in control, Mr. Brandt is terminated by the Company without cause or if he resigns for good reason, Mr. Brandt will be entitled to receive the following, provided he is in compliance with applicable restrictive covenants under the Employment Agreement and he signs a release which becomes effective: (i) cash severance equal to two times the sum of his base salary and target bonus; (ii) any unpaid annual cash bonus for the immediately preceding fiscal year and a pro rata annual cash bonus for the year in which the termination occurs for days worked through the termination date, based on actual Company financial performance, in each case payable at the same time as annual cash bonuses are paid to senior officers of the Company; (iii) COBRA benefits and a lump sum payment equal to the cost of COBRA benefits for Mr. Brandt, his spouse and his eligible dependents for a period of 18 months following his termination; and (iv) his stock option awards will become fully vested and exercisable, his RSUs with time-based vesting (including the Time-Based RSUs) will vest in full, and his performance stock units (including the Share Target RSUs) will become vested in the full amount associated with a given performance condition that has been satisfied upon such change in control or within the 12 months after the change in control, including the share price of the Company that is achieved in connection with the valuation determined as part of the change in control.

There are no family relationships between Mr. Brandt and the Company’s directors and executive officers, no arrangements or understandings between Mr. Brandt and any other person requiring disclosure under Item 401(b) of Regulation S-K, and no transactions with related persons requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the terms and conditions of the Employment Agreement are not a complete discussion of the agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Employment Agreement included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01 Other Events.

On July 23, 2024, the Company issued a press release announcing the appointment of Mr. Brandt as President, Chief Executive Officer and as a director, all effective as of the Effective Date, as well as the execution of the Employment Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated July 17, 2024, between the Company and Yann Brandt
99.1	Press Release issued by FTC Solar, Inc., July 23, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTC SOLAR, INC.

Date:	July 23, 2024	By:	/s/ Cathy Behnen
Cathy Behnen, Chief Financial Officer